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                                                                 EXHIBIT 10.35


May 10, 1996

Mr. Curtis M. Rocca III
Bio Dental Technologies Corp.
11291 Sunrise Park Drive
Rancho Cordova, CA 95742

Mr. Jose Mendoza
Denticator International Inc.
11330 Sunrise Park Drive
Rancho Cordova, CA 95742

Dear Mr. Rocca and Mr. Mendoza:

This letter will set forth the general understanding of a transaction by which Young Innovations Inc. or any of its affiliated or associated companies, (collectively, "Young") intends to purchase certain agreed assets and liabilities of Denticator International Inc. (hereinafter referred to as Denticator). It is understood and agreed that Young has not conducted a due diligence investigation of Denticator and that its proposal regarding the acquisition of certain of the Denticator assets and liabilities and this letter were prepared based upon certain limited information furnished to Young by Denticator and Bio Dental Technologies Corp. (hereinafter referred to as Bio Dental) which Young has assumed to be accurate and upon which it has relied. Subject to the conditions in this letter and the execution of final definitive agreements, an acquisition company affiliate of Young (hereinafter called New Denticator) will purchase certain agreed assets and liabilities of Denticator from Denticator in accordance with the following.

1. The assets and liabilities of Denticator at the date of closing of the transaction contemplated hereby (the "Closing Date") will include those at March 31, 1996 (unaudited) as set forth in Schedule A of this letter, subject to conditions set forth in paragraphs 2, 4, and 5 immediately below, and will include all intangible assets of Denticator including patents, contract rights, tradenames (including the name Denticator), copyrights, secrecy and noncompete agreements, and all other property, assets and agreements necessary for Young to continue the business of Denticator without interruption immediately following the Closing Date.

2. At the Closing Date, Denticator will have retired the entire amount of current and long-term bank indebtedness, which at March 31, 1996 totaled ($21,823 + $32,000) $53,823.

3. Denticator will surrender to Bio Dental the 50,000 Bio Dental options at the Closing date and the options will be canceled by Bio Dental.

4. At the Closing Date, the royalty contract (dated March 31, 1991) and all amendments and/or modifications of said contract, between Denticator and Bio Dental, will be canceled and/or completed and Denticator will be free to transfer the right to the Denticator name and right to manufacture and distribute all of its products free from any future royalties and free from any other liabilities from said contract. Denticator, Jose Mendoza (hereinafter referred to as Mendoza) and Bio Dental agree that the "Letter of Intent" executed on January 19, 1996, shall be superseded by the agreements related to this purchase agreement and shall be terminated on the closing date.

5. At the Closing Date, Young will pay to Bio Dental, subject to the limitations set forth below, cash in the amount of $7,549,087 (see Schedule B), such amount referred to hereinafter as the "Cash Purchase Price". Young will also issue a credit against future purchases (hereinafter referred to as the 'Product Credit"). Said Product Credit shall be in the amount equal to, and payment in full, for all accrued
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royalties to Bio Dental and notes current and long term to Bio Dental as reflected on the audited balance sheet of Denticator at the Closing Date. It is contemplated that this amount will be approximately $953,581 (see Schedule B), plus any additions, less any payments, made and/or incurred in the normal course of business (as reflected in the Denticator financials dated March 31, 1996) between March 31, 1996 and the closing date. Said Product Credit shall be usable by Bio Dental, or any of its affiliates, for the future purchase of products from Young and any of its affiliates, including New Denticator, at prevailing prices in effect at the time of the purchases. Denticator will make timely payment to Bio Dental in accordance with the Extension and Modification of the Exclusive License Agreement through the closing date. However, it is expressly agreed that Denticator may deviate from said license agreement for purposes of retiring its debt to the Bank of California, per paragraph two (2) above.

6. At the Closing Date, Young will purchase Denticator's agreed assets and assume its agreed liabilities as reflected on its audited balance sheet on the Closing Date. For payment of said assets Young will pay to Denticator $50,000 and assume said liabilities. It is understood that these agreed assets and liabilities will be substantially the same as those reflected on Schedule A, except that the Bank of California debt shall have been retired per paragraph two (2) and paragraph five (5) above.

7. At the Closing Date, Mendoza will enter into an employment agreement, at his same compensation that he presently receives from Denticator and a noncompete agreement which will be acceptable to both Young and Mendoza and will generally follow the discussion held between Young and Mendoza. As part of said employment, Young will enter into a stock option contract or stock bonus plan with Mendoza, for the purchase of Young common stock, in the total amount of $800,000 of said stock. Such stock option contract shall be exercisable by Mendoza upon the meeting of certain financial performance goals of New Denticator, as mutually agreed. As part of said stock option contract or stock bonus plan, at the option of Mendoza, Young will repurchase for cash up to 40% of the stock received by Mendoza under said stock option or bonus.

8. To assure the continuity of the management team, Young agrees, as part of said employment agreement, per paragraph seven (7) above, to pay Mendoza an amount equal to $305,000 in four equal three month installments, the first payment being paid on the Closing Date.

9. It is the intention of Young that upon the purchase of the agreed assets and liabilities by said New Denticator acquisition company, that said company will be renamed Denticator International Co. and that Mendoza will be the president and CEO, subject to the terms of the Mendoza employment contract. It is also the intention of Young that said New Denticator will operate independently 'of Young in its general business operations, however, there may be certain common and/or joint practices such as banking, purchasing, accounting, planning and legal functions.

10. In consideration for on going expenses of Young for incorporating the New Denticator in its family of affiliates, New Denticator will pay annually to Young the amount of $50,000 per year, subject to change upon mutual agreement.

The above provisions are not binding on Young, Bio Dental, or Denticator, in that it is understood that all binding agreements concerning the transaction described above will be contained in the definitive agreements executed by Young, Denticator and Bio Dental. The following items are binding agreements of the parties to this letter as evidenced by their respective signatures:


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A. Mendoza, Denticator and Bio Dental will fully cooperate with Young's due diligence investigation of Denticator's assets, liabilities and operations.

B. Young agrees to keep confidential all information concerning Denticator, its business operations and assets, the transaction contemplated by this letter of intent and agrees not to discuss or disclose the terms set forth in this letter with any other party, except that Young may share such information with its financial and legal advisors.

C. Denticator and Bio Dental shall not directly or indirectly negotiate with or solicit offers from any potential purchaser of Denticator. Bio Dental and Denticator agree that under no circumstances will Bio Dental or Denticator announce the transaction contemplated by this letter of intent or discuss the terms set forth in this letter with any other potential purchaser, or agent of such purchaser, provided, however, that in the event a definitive agreement has not been entered into within sixty days from the signing of this letter of intent, Denticator and Bio Dental's obligation under this paragraph will cease.

D. From the date of acceptance of this letter through the Closing Date or termination of the agreements set forth in this letter, Denticator shall not engage in any business activity or practice or enter into any transaction outside the ordinary course of its business, or incur any of the following:

                  1.       capital expenditures of any type;

                  2.       research and development expenses of any type;

                  3. debt of any type which do not exist on the Schedule A;

                  4. compensation increases or benefit increases to any Denticator employees beyond planned annual cost of living adjustments;

                  5. bonuses, except those included in the Managers quarterly profit sharing plan.


E. All fees, costs and expenses incurred by Young with respect to its due diligence investigations will be the sole responsibility of Young. All fees, expenses and costs in regard to the negotiation and execution of the definitive agreements and the consummation of the transactions contemplated by this letter will be paid by the respective parties who incurred such costs.

F. Young, Denticator and Bio Dental recognize that time is of the essence and will proceed without delay to close the transaction on or before June 30, 1996 or a mutually agreeable date as soon thereafter as possible. Young will immediately begin its due diligence investigation and prepare a definitive acquisition agreement incorporating the terms set forth above, and other terms customary for agreements of this type, with the objective of entering into a definitive agreement with Denticator and Bio Dental no later than 30 calendar days from the date of the acceptance of this letter.

G. The terms of this letter represent all of the terms and conditions of Young to Denticator, Mendoza and Bio Dental regarding the offer to purchase certain assets and liabilities of Denticator and the Exclusive License Agreement as extended and modified between Bio Dental and Denticator and the employment agreement between Young and Mendoza. All parties agree to total disclosure among the parties of all terms and conditions that may or will affect the transactions in any way.


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H. Mendoza and Young understand that Bio Dental, as a public company, may be required by state and/or federal securities laws to make a disclosure of this Letter of Intent. In such case Bio Dental agrees to immediately notify Mendoza and Young.

If the foregoing correctly states our present and mutual understandings, please execute one copy of this letter and return the same by mail or facsimile (314) 3440021 to the undersigned on or before 12:01 PM, CDT May 13, 1996, after which time this proposal will expire.


Very Truly yours,



George E. Richmond
Chairman and President
Young Innovations, Inc.


Curtis Rocca
President
Bio Dental Technologies Corporation


Jose Mendoza
President
Denticator International Inc.


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

                                   SCHEDULE A

- ---------------------------------------------------------------------------------------------------------------
CURRENT ASSETS                                                              AMOUNT
- ---------------------------------------------------------------------------------------------------------------
PETTY CASH                                                                  $     200.00
CASH                                                                        $  64,383.70
ACCOUNTS RECEIVABLE                                                         $ 642,927.52
LESS. ALLOWANCE FOR TRADE REFUNDS                                           $    (128.60)
LESS. ALLOWANCE FOR TRADE DISCOUNTS                                         $  (7,963.20)
EMPLOYEE ADVANCES                                                           $  (2,625.13)
ADVANCE - PROFIT SHARING                                                    $   1,200.00
DEFERRED COMPENSATION                                                       $  11,835.00
RAW MATERIALS                                                               $ 109,114.73
FINISHED GOODS                                                              $  49,599.61
INVENTORY OVERHEAD BURDEN                                                   $  17,157.00
LESS: OBSOLETE INVENTORY                                                    $  (2,935.57)
PREPAID EXPENSES                                                            $  (3,423.58)
DEPOSITS                                                                    $     835.00
PREPAID INVENTORY                                                           $   5,235.00
- ----------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                        $ 885,411.48                        $885,411.48



FIXED ASSETS

FURNITURE & FIXTURES                                                        $  12,217.55
LEASEHOLD IMPROVEMENTS                                                      $  13,811.23
COMPUTER EQUIPMENT                                                          $  55,577.38
WAREHOUSE EQUIPMENT                                                         $  17,438.33
PRODUCTIION MACHINERY                                                       $ 279,173.87
ACCRUED DEPRECIATION - FURN. & FIXTURES                                     $  (6,936.76)
ACCRUED DEPRECIATION - LEASEHOLD IMPR                                       $  (4,087.23)
ACCRUED DEPRECIATION - COMPUTER EQUIP.                                      $ (42,667.42)
ACCURED DEPRECIATION - WAREHOUSE EQUIP.                                     $ (14,065.03)


ACCRUED DEPRECIATION - PRODUCTION MACH.                                     $(118,893.01)
- ---------------------------------------------------------------------------------------------------------------------------
TOTAL FIXED ASSETS                                                          $ 191,568.91                        $191,568.91




OTHER ASSETS

ORGANIZATIONAL COSTS                                                        $   6,360.01
LESS: ACCUM. AMORT. ORGANIZATION COST                                       $  (6,360.00)
INTANGIBLE ASSETS PATENTS                                                   $  29,708.36
INTANGIBLE ASSETS ADA SEAL                                                  $   4,000.00
INTANGIBLE ASSETS PATENTS REC.                                              $  14,513.85


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

                                   SCHEDULE A

- ---------------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS                                                              AMOUNT
- ---------------------------------------------------------------------------------------------------------------------------
AMORTIZATION INTANGIBLE ASSETS                                              $(3,528.00)
AMORTIZATION PATENTS                                                        $(1,295.85)
- ---------------------------------------------------------------------------------------------------------------------------
TOTAL OTHER ASSETS                                                          $43,398.37                        $   43,398.37
- ---------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                                                  $1,120,378.76
                                                                                                              =============

                                            LIABILITIES & EQUITY

CURRENT LIABILITIES                                                AMOUNT
ACCOUNTS PAYABLE                                                  $ 202,500.06
ACCRUED ACCOUNTS PAYABLE                                          $   8,052.06
PROFIT SHARING PAYABLE                                            $  10,001.41
ACCRUED PAYROLL                                                   $  33,918.00
ACCRUED VACATION PAY                                              $  20,604.58
TAX PAYABLE/RECEIVABLE, FED                                       $    (145.00)
TAX PAYABLE/RECEIVABLE, STATE                                     $     695.00
SALES TAX PAYABLE                                                 $      11.66
SALES INCENTIVES PAYABLE                                          $  20,000.00
CURRENT PORTION/BI0 DENTAL                                        $  60,028.20
CURRENT PORTION/TERM OTHER                                        $  21,823.36
ACCRUED ROYALTIES PAYABLE                                         $ 459,403.48
- ---------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                         $ 836,892.81                                $  836,892.81


LONG-TERM LIABILITIES

NOTE PAYABLE - BIO DENTAL                                         $ 380,325.93
NOTE PAYABLE BANK - OF CALIFORNIA                                 $  31,999.96
- ---------------------------------------------------------------------------------------------------------------------------
TOTAL LONG TERM LIABILITIES                                       $ 412,325.89                                $  412,325.89
                                                                                                              -------------

                                                                                                              -------------
TOTAL LIABILITIES                                                                                             $1,249,218.70
                                                                                                              =============



EQUITY

CAPITAL STOCK                                                     $     200.00
RETAINED EARNINGS                                                 $(136,334.46)
RETAINED EARNINGS-CURRENT YEAR                                    $   7,294.52
                                                                 ----------------------------------------------------------
TOTAL EQUITY                                                      $(128,839.94)                               $ (128,839.94)
                                                                 ----------------------------------------------------------

                                                                                                              -------------
TOTAL LIABILITIES AND EQUITY                                                                                  $1,120,378.76
                                                                                                              =============

                                   SCHEDULE B

- -------------------------------------------------------------------------------
  DESCRIPTIONS                                                       AMOUNTS
- -------------------------------------------------------------------------------
  AGREED DENTICATOR EBITDA                                        $1,700,000.00
  LESS: INTEREST EXP                                              $  (77,587.00)
- -------------------------------------------------------------------------------
  NET EBTDA                                                       $1,622,413.00
===============================================================================

  AGREED MULTIPLE                                                          5.25
- -------------------------------------------------------------------------------
  GROSS PURCHASE PRICE                                            $8,517,668.00
  LESS BANK AND BIO DENTAL DEBT                                   $ (953,581.00)
- -------------------------------------------------------------------------------
  SUBTOTAL                                                        $7,564,087.00
- -------------------------------------------------------------------------------
  LESS: MENDOZA ADJUSTMENT                                        $  (15,000.00)
- -------------------------------------------------------------------------------
  TOTAL CASH PAYMENT                                              $7,549,087.00
===============================================================================


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